EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 74 to the Registration Statement (the “Registration Statement”) of MFS® Series Trust V (the “Trust”) (File Nos. 2-38613 and 811-2031), of my opinion dated May 29, 2012, appearing in Post-Effective Amendment No. 70 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on May 29, 2012.

SUSAN A. PEREIRA
Susan A. Pereira
Assistant Clerk and Assistant Secretary

Boston, Massachusetts

January 27, 2014